UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

FORM 8-K/A

(Amendment No. 1)

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2024 (October 2, 2024)

____________________________

MURPHY OIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

____________________________

Delaware	1-8590	71-0361522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Fwy, Suite G-200 Houston, Texas		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 675-9000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol	on which registered
Common Stock, $1.00 Par Value	MUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Murphy Oil Corporation (the “Company”) filed with the Securities and Exchange Commission on October 2, 2024 (the “Initial Form 8-K”), to supplement the Company’s disclosure under Item 5.02 of the Initial Form 8-K. The Initial Form 8-K reported, among other things, that the Board of Directors (the “Board”) elected Robert B. Tudor, III, as an independent director to the Board, effective as of October 2, 2024. At the time of the filing of the Initial Form 8-K, the Board had not determined Mr. Tudor’s committee assignments. This Amendment is being filed solely for the purpose of amending the disclosure in the Initial Form 8-K to include a description of Mr. Tudor’s committee assignments. This Amendment does not otherwise modify or update any other disclosures in the Initial Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2024, the Board approved a recommendation by the Nominating and Governance Committee of the Board to appoint Mr. Tudor to the Nominating and Governance Committee and the Audit Committee of the Board, in each case effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2024	MURPHY OIL CORPORATION

	By:	/s/ Paul D. Vaughan
		Name:	Paul D. Vaughan
		Title:	Vice President and Controller